                           AMERICAN RADIO EMPIRE, INC.

December 15, 2000

Mr. Harry H. (Hap) Hedges
2505 Elizabeth Drive
Brownwood, Texas 76801

Dear Hap:

Please accept this Employment Agreement from American Radio Empire, Inc., ("ARE"
or "the Company"), with the understanding that we agree to the following:

                                    Recitals

1.      Harry "Hap" Hedges ("Hedges") has acquired outstanding and special skills and abilities and an extensive background in and knowledge of ARE's industries.

2.      ARE desires the services of Hedges, and is therefore willing to engage his services on the terms and conditions stated below.

3.      Hedges desires to be employed by ARE and is willing to do so on those terms and conditions.

        Now, therefore, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

                         Employee's Duties and Authority

The Company will hire Hedges as a regional Chief Operating Officer, for a period of no less than three years with automatic three-year term renewals, upon successful initial funding of ARE. Hedges is responsible for overseeing the following areas:

        A) Handling the acclimation process in introducing ARE corporate management into each radio station acquired;

        B) Assisting the CEO in the day-to-day oversight of the business operation of all radio stations acquired;

        C) Such in-station consultation and marketing functions as may be required;

        D) Directing the specific staffing, training and managing of all needed employees;

        E) Performing such other functions as ARE may from time to time assign to
           Hedges.

                                  Page 1 of 4

                           AMERICAN RADIO EMPIRE, INC.

                       Reasonable Time and Effort Required

During his employment, Hedges shall devote such time, interest, and effort to the performance of this Agreement as may be fair and reasonable.

                       Non-Competition During Employment

During the employment term, Hedges shall not, in any fashion participate or engage in any activity or other business competitive with the Employer's business. In addition, Hedges, while employed, shall not take any action without
ARE's prior written consent to establish, form, or become employed by a competing business on termination of employment by ARE. Hedges' failure to comply with the provisions of the preceding sentence shall give ARE the right
(in addition to all other remedies ARE may have) to terminate any benefits or compensation that Hedges may be otherwise entitled to following termination of this Agreement.

                                  Compensation

Your compensation will provide you with the following:

   A) A base salary of $87,500 per year with annual raises to be determined and approved by the Board of Directors. You initially will receive a number of shares of restricted Company common stock, the number to be determined at some later date. You will also be provided specific annual performance goals as an incentive plan that, should you attain those goals, will pay you an annual bonus and additional shares of restricted ARE stock at the discretion of the Board of
Directors.

   B) The Company will pay for such key man life insurance as may be required by its corporate lenders.

   C) The Company will provide you and your family with comprehensive group medical insurance.

   D) The Company will provide you with a monthly corporate vehicle allowance of
$450.

   E) The Company will reimburse you for any and all expenses as may be reasonably necessary and customary for the direct performance of your obligations hereunder, including all travel, long distance phone calls, staff help, office rent (if applicable) and out-of-pocket expenses, etc.

              Employee's Right of Ownership (Intellectual Property)

All inventions, creative programming or marketing ideas conceived or developed by Hedges during the term of this Agreement shall remain the property of Hedges, provided, however, that as to all such inventions with respect that the equipment, supplies, facilities, or trade secret information of ARE was used, or that relate to the business of ARE or to ARE's actual or demonstrably anticipated research and development, or that result from any work performed by
Hedges for ARE shall remain the property of ARE.

                                  Page 2 of 4

                           AMERICAN RADIO EMPIRE, INC.

                           Indemnification By Employer

ARE shall, to the maximum extent permitted by law, indemnify and hold Hedges harmless against, and shall purchase indemnity insurance, if available, on behalf of Hedges for expenses, including reasonable attorney fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of Hedges' employment by ARE.
The Company shall advance to Hedges any expense incurred in defending any such proceeding to the maximum extent permitted by law.

                      Involuntary Termination of Agreement

Should ever the need arise, by consideration and simple majority vote of the
Board of Directors, for your involuntarily leaving your position and the company before the end of the existing three-year term of this agreement, you will be paid the remaining balance of that term's salaries in cash at the time of your departure plus any bonuses or stock options that would be due to you at that time.

                      Termination or Assignment on Merger

In the event of a merger where ARE is not the surviving entity, or of a sale of all or substantially all of ARE's assets, ARE may, at its sole option (1) assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of ARE's business through that merger or sale of assets, or (2) on at least 30 days' prior written notice to Hedges, terminate this Agreement effective on the date of the merger or sale of assets.
Should ARE elect this second option, the Company must then pay Hedges the remaining balance of his three-year term's salaries in cash, repay Hedges for any and all loans he has made to the Company (if any), reimburse him for any and all outstanding, out-of-pocket expenses he has incurred and has not yet been reimbursed for and stock options.

                        Non-disclosure After Termination

Because of his employment by ARE, Hedges will have access to trade secrets and confidential information about ARE, its services, its customers, and its methods of doing business. In consideration of his access to this information, Hedges agrees that for a period of two years after termination of his employment, he will not disclose such trade secrets or confidential information.

                       Liquidated Damages (for Employee)

In the event of any material breach of this Agreement on the part of ARE, Hedges at his sole option, may terminate his employment under this Agreement and, at his sole option, shall be entitled to receive as liquidated damages, the full amount of the basic salary and incentive compensation provided three years following Hedges' exercise of his option to terminate his employment under this
Agreement. The amounts payable to Hedges under this subsection shall be payable in monthly installments on the first day of each month of the term of these payments.

                                  Page 3 of 4

                           AMERICAN RADIO EMPIRE, INC.

                                Entire Agreement

This Agreement contains the entire Agreement between the parties and supersedes all prior oral and written Agreements, understandings, commitments, and practices between the parties. No amendments to this Agreement may be made except by a writing signed by both parties.

                                 Choice of Law

The formation, construction, and performance of this Agreement shall be construed in accordance with the laws of Texas.

                                    Notices

Any notice to ARE required or permitted under this Agreement shall be given in writing to ARE, either by personal service or by registered or certified mail, postage prepaid, addressed to ARE at its then principal place of business. Any such notice to Hedges shall be given in a like manner and, if mailed, shall be addressed to him at his home address then shown in ARE's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (1) on the date of service, if served personally on the party to whom notice is to be given, or (2) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

                                  Severability

If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.
If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

If this is satisfactory and adequately reflects our agreements to date. please so indicate with your signature below.

___________________________________    Date:_____________

Dain L. Schult, President, American Radio Empire, Inc. (ARE)
13210 Kerrville Folkway, Building G, Austin, Texas 78729
(512) 249-9600  FAX-(815) 352-2889

AGREED & ACCEPTED

This __________day of ____________________, 2000

______________________________
Harry H. Hedges